AMENDED AND RESTATED ARTICLES OF INCORPORATION OF GOLD ENTERTAINMENT GROUP, INC.

PURSUANT TO THE GENERAL CORPORATE LAW OF THE STATE OF FLORIDA

GOLD ENTERTAINMENT GROUP, Inc., a corporation organized and existing under the laws of the State of FLORIDA, (the 'sCorporation's), hereby certifies as follows:

1. The name of the Corporation is GOLD ENTERTAINMENT GROUP, INC. and the original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of FLORIDA on August 28, 2007, and amended 5 March 2010. The amended articles added the provision for Preferred shares and also defined and designated the addition of a Series A Preferred Stock. The following amendment further adds the designated and addition of a Series B Preferred Stock. No other classes of stock are being amended.

3. The text of the Articles of Incorporation, as heretofore amended, is hereby amended and restated in its entirety to read as follows:

ARTICLE I
NAME

The name of the Corporation is GOLD ENTERTAINMENT GROUP, INC.

ARTICLE III
NATURE OF CORPORATE BUSINESS AND POWERS

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of FLORIDA.

ARTICLE III BOARD OF DIRECTORS

The Corporation shall initially have one director. This individual shall serve as director until their successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

ARTICLE IV
AUTHORIZED SHARES

The aggregate number of shares which the Corporation shall have the authority to issue shall consist of 50,000,000 shares of Common Stock having a $0.001 par value, and 5,000,000 shares of Preferred Stock having a $0.001 par value. The Common Stock and/or Preferred Stock of the Corporation may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

Series B Preferred Stock

1. Designation and Number of Shares. There shall be a series of Preferred Stock that shall be designated as "Series B Preferred Stock," and the allowed number of shares constituting such series shall be a maximum of seventy-five thousand (75,000) shares at a $1.00 par value. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2. Ranking.
The Series B Preferred Stock shall rank on parity with the Corporation's Common Stock and any class or series of capital stock of the Corporation hereafter created (the "Parity Securities"), in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

3. Liquidation.
Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary ("Liquidation"), the holders of record of the shares of the Series B Preferred Stock shall be entitled to receive assets and funds on parity with the Parity Securities. If, upon such Liquidation, the assets of the Corporation available for distribution to the holders of Series B Preferred Stock and any Parity Securities shall be insufficient to permit payment in full to the holders of the Series B Preferred Stock and Parity Securities, then the entire assets and funds of the Corporation legally available for distribution to such holders and the holders of the Parity Securities then outstanding shall be distributed ratably among the holders of the Series B Preferred Stock and Parity Securities based upon the proportion the total amount distributable on each share upon Liquidation bears to the aggregate amount required to be distributed, but for the provisions of this sentence, on all shares of the Series B Preferred Stock and of such Parity Securities, if any.

4. Dividends.
None

5. Conversion Rights.
None
a) Conversion. At any time, or until revised, each share of the Series B Preferred Stock shall convert into the Common Stock of the Corporation"ss common stock on a fully diluted basis at the time of conversion according to the following formula (the 'sConversion Formula's) as of the conversion date.
Each Series B Preferred Shares shall be Convertible into the same dollar value of common shares, rounded up to nearest whole share, at a price calculated to be 50% of the ten-day (10 day) average trading price prior to conversion. Example: The ten-day (10 day) average trading price is $1.30 and all 75,000 Series B Preferred Shares are being converted. The conversion formula is (75,000.00 / 1.30) X 2 = 115,385 common shares.
These converted shares shall be issued in the name of the Series B Preferred Stock Holder or their appointees. The conversion shall take place at the sole discretion of the Holder of the Series B Preferred Stock. The Series B Preferred Stock, and the resulting Common Shares following Conversion, shall be included in the Company's next registration statement (aka SEC Registration) following the date of acceptance of this amendment by the State of Florida.

b) Mechanics of Conversion.

(i) Holders of Series B Preferred Stock shall only be entitled to convert the shares of Series B Preferred Stock into shares of Common Stock upon the approval of holders, and shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, within ten (10) business days, issue and deliver at such office to the holders of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. If any holder fails to surrender the certificate, the holder's Series B Preferred Stock shall automatically convert and shares of Common Stock will be issued in the holder's name.

(ii) All Common Stock, which may be issued upon conversion of the Series B Preferred Stock, will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

6. Anti-Dilution Provisions.

During the period in which any shares of Series B Preferred Stock remain outstanding, the Conversion Formula in effect at any time and the number and kind of securities issuable upon the conversion of the Series B Preferred Stock shall be subject to adjustment from time to time following the date of the original issuance of the Series B Preferred Stock upon the happening of certain events as follows:

a) Consolidation, Merger or Sale. If any consolidation or merger of the Corporation with an unaffiliated third-party, or the sale, transfer or lease of all or substantially all of its assets to an unaffiliated third-party shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for their shares of Common Stock, then provision shall be made, in accordance with this Section 6(a), whereby each holder of shares of Series B Preferred Stock shall thereafter have the right to receive such securities or assets as would have been issued or payable with respect to or in exchange for the shares of Common Stock into which the shares of Series B Preferred Stock held by such holder were convertible immediately prior to the closing of such merger, sale, transfer or lease, as applicable. The Corporation will not effect any such consolidation, merger, sale, transfer or lease unless prior to the consummation thereof the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing or leasing such assets shall assume by written instrument (i) the obligation to deliver to the holders of Series B Preferred Stock such securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase, and (ii) all other obligations of the Corporation hereunder. The provisions of this Section 6(a) shall similarly apply to successive mergers, sales, transfers or leases. Holders shall not be required to convert Series B stock pursuant to this Section 6(a).

b) Notice of Adjustment. Whenever the Conversion Formula is adjusted as herein provided, the Corporation shall promptly but no later than 10 days after any request for such an adjustment by the holder, cause a notice setting forth the adjusted Conversion Formula issuable upon exercise of each share of Series B Preferred Stock, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the holders at their last addresses appearing in the share register of the Corporation, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Corporation may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Corporation) to make any computation required by this Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

7. Voting Rights. The Shares of Series B Preferred Stock shall have no voting rights until converted into the Corporation"ss Common Stock, except as otherwise required by law. The number of votes for the Series B Preferred Stock upon conversion, shall be the same number as the amount of shares of Common Stock that would be issued upon conversion of the Series B Preferred Stock pursuant to the Conversion Formula.

8. Redemption. Neither the Corporation nor the holders of the Series B Preferred Stock shall have any right at any time to require the redemption of any of the shares of Series B Preferred Stock, except upon and by reason of any liquidation, dissolution or winding-up of the Corporation, as and to the extent herein provided.

9. Reservation of Shares. The Corporation shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock pursuant to the terms hereof, such number of its shares of Common Stock (or other shares or other securities as may be required) as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock pursuant to the terms hereof. If at any time the number of authorized but unissued shares of Common Stock (or such other shares or other securities) shall not be sufficient to affect the conversion of all then outstanding Series B Preferred Stock, the Corporation shall promptly take such action as may be necessary to increase its authorized but unissued Common Stock (or other shares or other securities) to such number of shares as shall be sufficient for such purpose.

10. Miscellaneous..

(a) The shares of the Series B Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth herein.

(b) The holders of the Series B Preferred Stock shall be entitled to receive all communications sent by the Corporation to the holders of the Common Stock.

(c) The Holders of fifty-one percent (51%) of the outstanding shares of Series B Preferred Stock may, voting as a single class, elect to waive any provision of this Resolution Designating Series B Preferred Stock, and the affirmative vote of such percentage with respect to any proposed waiver of any of the provisions contained herein shall bind all holders of Series B Preferred Stock.

ARTICLE V PREEMPTIVE RIGHTS AND ASSESSMENT OF SHARES

Holders of Common Stock or Preferred Stock of the Corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the Corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

The Common Stock of the Corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

ARTICLE VI DIRECTORS' AND OFFICERS' LIABILITY

A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve international misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VII INDEMNIFICATION

Every person who was or is a part to, or is threatened to be made a part to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of FLORIDA from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of FLORIDA, and may cause the Corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

ARTICLE VIII AMENDMENTS

Subject at all time to the express provisions of Section 5 on the assessment of shares, this Corporation, reserves the right to amend, alter, change, or repeal any provision contained in these Amended and Restated Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Amended and Restated Articles of Incorporation or said By-Laws, and all rights conferred upon stockholders are granted subject to this reservation.

ARTICLE IX POWERS OF DIRECTORS

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

(a) Subject to the By-Laws, if any, adopted by the stockholders, to make, alter or repeal the By-Laws of the Corporation;

(b) To authorize and cause to be executed mortgages and liens, with or without limitations as to amount, upon real and personal property of this Corporation;

(c) To authorize the guaranty by the Corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

(d) To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and

(e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the Corporation, which, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have the name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

The Board of Directors except as otherwise shall exercise all the corporate powers of the Corporation herein or in the By-Laws or by law

IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be executed by its Chief Executive Officer this 21st day of June 2018.

GOLD ENTERTAINMENT GROUP, INC.
/s/Hamon Francis Fytton
By: Hamon Francis Fytton - PRESIDENT & Director